SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 14, 2012 (December 10, 2012)

Date of Report

(Date of Earliest Event Reported)

Synovus Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2311

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Board of Directors (the “Compensation Committee”) of Synovus Financial Corp. (“Synovus”) previously granted salary stock for 2012 to Synovus’ executive officers, including its named executive officers, on March 14, 2012. The salary stock was granted in compliance with the executive compensation restrictions implemented under the Troubled Asset Relief Program (“TARP”). On December 10, 2012, the Committee elected to continue to award salary stock units for 2013. The salary stock rate for 2013 for each named executive officer will be equal to the rate for each executive officer in 2012, will take the form of restricted stock units granted under Synovus’ 2007 Omnibus Plan and will be granted as of each bi-weekly payroll date in 2013. At each salary payment date, the employee will receive a number of salary stock units equal to the proportionate amount of the annual rate for the pay period divided by the stock closing price on the payment date. The salary stock units will be fully vested when awarded and will be settled in cash on January 15, 2014. The form of Salary Stock Award Agreement, which governs the payment of salary stock units granted in 2013, is attached hereto as Exhibit 10.1.

The table below sets forth the salary stock rate for each named executive officer for 2013, as granted by the Compensation Committee.

Name and Title	2013 Salary Stock Rate
Kessel D. Stelling Chairman, President and Chief Executive Officer	$269,100
Thomas J. Prescott Executive Vice President and Chief Financial Officer	$122,100
Samuel F. Hatcher Executive Vice President, General Counsel and Secretary	$102,900
Roy Dallis Copeland, Jr. Executive Vice President and Chief Banking Officer	$99,300
Mark G. Holladay Executive Vice President and Chief Risk Officer	$99,300

Item 8.01	Other Matters.

On December 13, 2012, Synovus issued a press release announcing the completion of a bulk sale of distressed assets effective December 10, 2012. Including this transaction, Synovus expects to sell during the fourth quarter of 2012 distressed assets with a total carrying value of approximately $530 million, consisting of approximately $400 million in non-performing assets, $110 million in loans rated accruing substandard, and $20 million in loans rated special mention. The total fourth quarter distressed asset dispositions of approximately $530 million are expected to result in fourth quarter pre-tax charges of approximately $155 million.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Salary Stock Award Agreement (incorporated by reference to Exhibit 10.1 of Synovus’ Current Report on Form 8-K dated March 14, 2012, as filed with the SEC on March 16, 2012).

99.1	Synovus press release dated December 13, 2012

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP. (“Synovus”)

Dated: December 14, 2012	By:	/s/ Samuel F. Hatcher
Samuel F. Hatcher
Executive Vice President, General Counsel and Secretary